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                                                                    EXHIBIT 99.3

This Proxy Is Solicited By The Board Of Directors For The Special Meeting Of
                  Stockholders To Be Held On December 13, 1999

     The undersigned, a stockholder of Global Pharmaceutical Corporation (the "Corporation"), hereby constitutes and appoints Barry R. Edwards and Cornel C. Spiegler and each of them, the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution in each of them, to vote all shares of Common Stock and Preferred Stock of the Corporation which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Corporation to be held on Monday, December 13, 1999, and at any and all adjournments or postponements thereof, as follows:

(1) PROPOSAL FOR THE APPROVAL OF THE MERGER AND THE FOLLOWING ACTIONS DESCRIBED IN THE MERGER AGREEMENT:

      (a) an amendment to Global's certificate of incorporation changing the name of the corporation to "Impax Laboratories, Inc." and increasing the number of shares of common stock which Global is authorized to issue to 50,000,000 shares;

      (b) the election of directors of the combined company; and

      (c) the adoption of the Impax Laboratories, Inc. 1999 Equity Incentive
 Plan.

                      / / FOR   / / AGAINST   / / ABSTAIN

(2) In their discretion, upon such other business as may properly come before the meeting and any and all adjournments and postponements thereof.
                                                    (Continued on reverse side.)

(Continued)

     Shares represented by this Proxy will be voted in accordance with the instructions indicated in items 1 and 2 above. If no instruction is indicated, this Proxy will be voted FOR Proposal 1.

     Any and all proxies heretofore given by the undersigned are hereby revoked.

                                                     Dated:---------------------



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                                                      Please sign exactly as
                                                      your name(s) appear
                                                      hereon. If shares are
                                                      held by two or more
                                                      persons each should sign.
                                                      Trustees, executors and
                                                      other fiduciaries should
                                                      indicate their capacity.
                                                      Shares held by
                                                      corporations,
                                                      partnerships,
                                                      associations, etc. should
                                                      be signed by an
                                                      authorized person, giving
                                                      full title or authority.


           Please Date, Sign and Mail in the Enclosed Reply Envelope